                                                                  EXHIBIT (g)(3)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Schedule 13E-4 of our reports dated January 28, 1998 included in MGM Grand, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in or made a part of this Schedule 13E-4.




                                       Arthur Andersen LLP

Las Vegas, Nevada
July 1, 1998